CONSENT OF INDEPENDENT AUDITORS

Seligman Tax Aware Fund, Inc.:

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 33355242 of our report dated March 26, 2001, appearing in the Statement of Additional Information, which is incorporated by reference in the Prospectus which is part of such Registration Statement, and to the references to us under the captions "Financial Statements" and "General Information - Auditors" in the Statement of Additional Information.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
April 2, 2001